Exhibit 31.1
SECTION 302 CERTIFICATION
I, Paul Kawa, certify that:
1. I have reviewed this Report on Form 10-Q of Evergreen Solar, Inc;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Paul Kawa
Paul Kawa
Interim Chief Financial Officer December 23, 2010